Exhibit 10.11

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXECUTION VERSION

AMENDMENT NO. 1 TO

TERMINAL SERVICES AGREEMENT

(MARCUS HOOK - BUTANE)

This Amendment No. 1 to the TERMINAL SERVICES AGREEMENT (MARCUS HOOK BUTANE) (this “Amendment”) is made as of this 10th day of September, 2013 by and between Sunoco Partners Marketing & Terminals L.P. (“SPMT”) and Philadelphia Energy Solutions Refining and Marketing LLC (“Customer” or “PES”).

RECITALS

WHEREAS, Sunoco, Inc. (R&M) and PES were parties to a Terminal Services Agreement (Marcus Hook-Butane) dated as of September 8, 2012 (the “Original Agreement”);

WHEREAS, pursuant to a Bill of Sale, Assignment and Assumption Agreement dated as of April 1, 2013, Sunoco, Inc. (R&M) assigned to SPMT and SPMT assumed all of Sunoco, Inc. (R&M)’s rights, title and interest arising under the Original Agreement (the “Assignment”); and

WHEREAS, SPMT and PES have agreed to amend the Original Agreement as set forth below;

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SPMT and PES intending to be legally bound agree as follows:

1.              Definitions. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Original Agreement.

2.              All references in the Original Agreement to “R&M” shall be changed to “SPMT”.

3.              The address for notices under Section 12 of the Original Agreement for SPMT shall be changed to:

To SPMT:	Sunoco Partners Marketing & Terminals L.P.
1818 Market Street
Suite 1500
Philadelphia, PA 19103
Fax: 215-246-8287
Attn: Manager, Business Development

4.              Subject to Section 8 of this Amendment, Attachment A to the Original Agreement is hereby amended as follows:

a.                                      To add the following new provision to the end of the section titled “Terminal”:

“5)                               The “Marcus Hook Facility Line,” which is the facility line from the Sunoco Pipeline L.P. (“SPLP”) Twin Oaks facility in Aston, Pennsylvania (the “Twin Oaks Facility”) to the Terminal. SPMT currently has a valid and enforceable lease for the term of this Agreement (as it relates to this paragraph) with SPLP for SPMT’s use of the Marcus Hook Facility Line to transport Products under this Agreement. The Marcus Hook Facility Line will transport Products delivered to the Twin Oaks Facility via the pipeline owned and operated by the Enterprise TE Products Pipeline Company LLC (the “Enterprise TE Pipeline”). Products shipped on the Enterprise TE Pipeline to the Twin Oaks Facility and then to the Terminal via the Marcus Hook Facility Line (the “TE Products”) shall be limited to a maximum monthly volume of 200,000 barrels not to exceed 1 million barrels on an annual basis.”

b.                                      Add the following new section:

“Pipeline Receipt Fee from TEPPCO source:

Customer will pay SPMT a facility fee of $[**] per gallon for all volumes received via the Marcus Hook Facility Line. All other applicable fees including the Loss Allowance for pipeline deliveries in Section 5(b) of the Agreement and the excessive volume fee in this Attachment A shall apply for volumes delivered via the Marcus Hook Facility Line. This fee is also subject to Escalation per this Attachment A.”

5.              Subject to Section 8 of this Amendment, clause (i) of Section 1(a) to the Original Agreement is amended by replacing “originating at the Customer’s refinery located in Philadelphia, Pennsylvania (the “Philadelphia Refinery”) with “originating at the Customer’s refinery located in Philadelphia, Pennsylvania (the “Philadelphia Refinery”) or shipped to the Terminal from the Twin Oaks Facility via the Marcus Hook Facility Line or delivered to the Terminal via truck or ship”.

6.              Subject to Section 8 of this Amendment, the following new Section 1(j) is added to the Original Agreement:

“PES agrees that all TE Products (i) will be purchased by PES with the good faith intention to be used in connection with products produced by the Philadelphia Refinery based upon PES’s internal forecasts, (ii) will be solely used in connection with products produced by the Philadelphia Refinery and (iii) will not be resold to any third party; provided, however, that nothing in this Section 1(j) shall restrict: (A) PES’s ability to resell TE Products in accordance with Section 8(d) of this Agreement; (B) PES’s ability to resell TE Products in excess of PES’s needs in connection with products produced by the Philadelphia Refinery and originally purchased by PES with the good faith intention to be utilized for products produced by the Philadelphia Refinery based upon PES’s internal forecasts; (C) the ability of PES to sell TE Products to J.P. Morgan Ventures Energy Corporation (“JPMVEC”) pursuant to the Supply and Offtake Agreement dated

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

as of September 8, 2012 between JPMVEC and PES (as may be amended from time to time, the “SOA”); or (D) the ability of JPMVEC to sell to any third parties Products obtained from any sources (including without limitation TE Products) or to remove Products (including without limitation TE Products) from the Terminal in the event of a termination of, or default by PES under, the SOA, it being further understood and agreed that JPMVEC shall only be permitted to exercise such rights in connection with its effort, in respect of one or more such defaults or any such termination, to wind down (or begin a wind-down of) its Product inventory levels under the SOA in an effort to maximize the value of such inventory. For the sake of clarity, it is hereby acknowledged that nothing in this Agreement shall restrict PES’s ability to sell to any party Products originally produced at the Philadelphia Refinery and stored at the Terminal. All determinations under this Agreement regarding whether Products stored at the Terminal are TE Products versus Products originally produced at the Philadelphia Refinery and stored in the Terminal shall be made on a first-in, first-out basis. Upon request, PES shall provide documentation to SPMT substantiating compliance with the first sentence of this Section 1(j). All proprietary information will be redacted from any information prior to providing to SPMT under this Section 1(j). SPMT, PES and JPMVEC agree that in the event JPMVEC engages in any action or omission that would constitute a breach of this Section 1(j) if PES had engaged in such action or omission (including without limitation a sale by JPMVEC of Product to a third party that would violate this Section 1(j) if PESRM were the seller), SPMT will have recourse to PES but not to JPMVEC, and JPMVEC shall have no liability to SPMT or PES for such action or omission.”

7.              Subject to Section 8 of this Amendment, Section 8 (“FORCE MAJEURE”) to the Original Agreement is amended to add the following subsection (d):

“d                                   In the event of a Force Majeure event which results in PES’s inability to utilize Products in connection with products produced by the Philadelphia Refinery, PES may sell the TE Products to any third party.”

8.              The amendments to the Original Agreement and Attachment A of the Original Agreement set forth in Sections 4, 5, 6 and 7 of this Amendment (but solely with respect to those provisions relating to Products to be shipped on the Enterprise TE Pipeline to the Twin Oaks Facility and then to the Terminal via the Marcus Hook Facility Line) shall not take effect unless and until the following conditions have been satisfied: (i) negotiation and execution of a Connection Agreement between Sunoco Pipeline L.P. and Enterprise TE with respect to the pipeline connection between Enterprise TE and Sunoco Pipeline L.P. at the Twin Oaks Facility, (ii) Enterprise TE establishes a tariff for the Enterprise TE Pipeline to the Twin Oaks Facility and complies with public posting requirements of the Federal Energy Regulatory Commission with respect to the delivery of Products into the Twin Oaks Facility and (iii) Sunoco Pipeline L.P. and JPMVEC enter into a Third Party Consent Agreement substantially similar to the Third Party Consent Agreement dated as of September 8, 2012 between SPMT (as assignee) and JPMVEC.

9.              Notwithstanding Section 1(e) of the Original Agreement and unless the Agreement is terminated earlier, the provisions set forth in Sections 4, 5, 6 and 7 of this Amendment may be

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

terminated by either party upon such party giving at least sixty (60) days written notice of termination to the other party, provided that no such termination may be effective prior to March 31, 2014.

10.       SPMT hereby acknowledges and agrees that (i) effective upon the Assignment, SPMT assumed all of the obligations of Sunoco, Inc. (R&M) arising under the Third Party Consent Agreement dated as of September 8, 2012 with JPMVEC, (ii) JPMVEC is a permitted third party beneficiary with regard to this Section 10, and (iii) “R&M Infrastructure” (as such term is defined in such Third Party Consent) includes the Marcus Hook Facility Line.

11.       This Amendment shall be governed by and construed in accordance with the laws of the State of New York, excluding any choice or conflicts of laws thereof.

12.       This Amendment may be executed in one or more counterparts, all of which taken together shall constitute one instrument. Photocopies, facsimiles, and other reproductions of the originally signed Amendment shall be deemed to be original counterparts to this Amendment.

13.       All references in the Original Agreement to “this Agreement” shall be deemed to mean the Original Agreement as amended by this Amendment.

14.       All provisions of the Original Agreement that are not expressly amended by this Amendment shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.

SUNOCO PARTNERS MARKETING & TERMINALS, L.P.

By: Sunoco Logistics Partners Operations GP LLC,
its general partner

By:	/s/ Robert M. Ricciuti
Name:	Robert M. Ricciuti
Title:	VP Refined Products

PHILADELPHIA ENERGY SOLUTIONS REFINING AND
MARKETING LLC

By:	/s/ Thomas J. Scargle
Name:	Thomas J. Scargle
Title:	Senior Vice President, Supply and Distribution

** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.